UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 2, 2016

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices) (Zip code)

(206) 582-1600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Upon recommendation by the compensation committee of Juno Therapeutics, Inc. (“Juno”), on February 2, 2016, Juno’s board of directors approved special bonuses for Hans Bishop, Juno’s President and Chief Executive Officer, and Steven Harr, Juno’s Chief Financial Officer, in light of exceptional contributions toward achievements that were not included in the 2015 corporate goals. Mr. Bishop received a special bonus of $148,750 and Dr. Harr received a special bonus of $112,000. These special bonuses were awarded in addition to their 2015 annual bonuses, bringing their total 2015 bonuses to $425,000 for Mr. Bishop and $320,000 for Dr. Harr.

Item 8.01	Other Events.

On February 2, 2016, Juno’s board of directors set the date of Juno’s 2016 Annual Meeting of Stockholders as Thursday, June 16, 2016, at a location and time to be determined (the “2016 Annual Meeting”). The board of directors established April 18, 2016 as the record date for determining the stockholders who are entitled to receive notice of, and to vote at, the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNO THERAPEUTICS, INC.

Date: February 4, 2016	By:	/s/ Bernard J. Cassidy
	Name:	Bernard J. Cassidy
	Title:	General Counsel